Exhibit 3.2

BY-LAWS

OF

WARREN RESOURCES INC.

A Delaware corporation

(Adopted as of October 5, 2016)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of Warren Resources Inc. (the “Corporation”) in the State of Delaware is 1675 South State Street, Suite B, Dover, County of Kent, Delaware 19901 and the name of the registered agent at that address is Capitol Services, Inc. The registered office or registered agent of the Corporation may be changed from time to time by action of the board of directors of the Corporation (the “Board”).

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place and Time of Meetings. Unless directors are elected by written consent of stockholders in lieu of an annual meeting in accordance with the provisions of these By-laws and applicable law or an annual meeting is otherwise not required by these By-laws, the Stockholders Agreement (as hereinafter defined) or applicable law, an annual meeting of the stockholders shall be held for the purpose of electing directors and conducting such other proper business as may properly be brought before the meeting. The date, time and place, if any, and/or the means of remote communication, of the annual meeting shall be determined by the Board. No annual meeting of stockholders need be held if not required by the certificate of incorporation of the Corporation (as amended from time to time in accordance with its terms and the terms of the Stockholders Agreement (as defined herein), the “Certificate of Incorporation”) or by the General Corporation Law of the State of Delaware, as the same exists or as may be hereafter amended (the “DGCL”).

Section 2. Special Meetings. Except as otherwise required by applicable law or provided in the Certificate of Incorporation, special meetings of stockholders for any purpose or purposes (including, without limitation, the filling of board vacancies and newly created directorships) may be called only by the Chairman of the Board or the President, by the Board, or by the Secretary at the request in writing of stockholders holding shares representing not less than 20% of the voting power of the outstanding shares entitled to vote on the matter for which such meeting is to be called. The Secretary shall call such a meeting upon receiving such a written request. The date, time and place, if any, and/or the means of remote communication, of any special meeting shall be determined by the Board or such stockholders, as applicable, and shall be stated in the Corporation’s notice of the meeting.

Section 3. Place of Meetings. The Board may designate any place, either within or without the State of Delaware, and/or by means of remote communication, as the place of meeting for any annual meeting or for any special meeting called by the Board or the holders of shares entitled to cast not less than a majority of the votes at the meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation.

Section 4. Notice. Whenever stockholders are required or permitted to take any action at a meeting, written or printed notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally, by mail, or by a form of electronic transmission consented to by the stockholder to whom the notice is given (including pursuant to the notice provisions of the Stockholders Agreement, dated as of September 30, 2016, among the Corporation and its stockholders from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the “Stockholders Agreement”), by or at the direction of the Board, the President or the Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation or when delivered in accordance with the notice provisions of the Stockholders Agreement. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (3) if by any other form of electronic transmission, when directed to the stockholder. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Notwithstanding the foregoing, notice shall be validly delivered to any stockholder that is party to the Stockholders Agreement if such notice is delivered to such stockholder in accordance with the Stockholders Agreement, and each such stockholder shall be deemed to have consented thereto, which consent shall be irrevocable. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these by-laws shall be effective if given by a single written notice to stockholders who share an address and is consented to by the stockholders at that address to whom such notice is given. Any stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation.

Section 5. Stockholders List. The officer having charge of the stock ledger of the Corporation (or the Secretary, if no officer has been given such charge) shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held in person at a place, then the list shall be produced and kept at the time and such place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6. Quorum. Except as otherwise provided by applicable law, the Certificate of Incorporation or these by-laws, the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of such capital stock entitled to vote on the matter for which such meeting is to be called, present in person or represented by proxy, shall constitute a quorum at such meetings of the stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series, present in person or represented by proxy, shall constitute a quorum of such class or series for the transaction of such business. If a quorum is not present at any meeting of stockholders, the holders of a majority in voting power by the shares of stock present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting from time to time until a quorum shall attend.

Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that may have been transacted at the original meeting (in each case, subject to the quorum, voting and other requirements of the Certificate of Incorporation, these by-laws, the Stockholders Agreement and the DGCL or other applicable law). If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Vote Required. When a quorum is present, the affirmative vote of the majority of the voting power of the shares cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law, these by-laws or the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. The Corporation shall not directly or indirectly vote any shares of its own stock; provided, that the Corporation may vote shares that it holds in a fiduciary capacity to the extent permitted by law.

Section 9. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and the Secretary may reject the representation or vote under a proxy that has been found to be invalid or irregular. The proxy provided by each stockholder pursuant to the Stockholders Agreement shall be deemed to be a valid proxy satisfying the terms of this Section 9 of ARTICLE II (in accordance with the express terms of the Stockholders Agreement).

Section 10. Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the state of Delaware, or the Corporation’s principal place of business, or an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested or by reputable overnight courier service; provided, that no consent or consents delivered by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office; provided, however, that delivery of consent or consents to the Corporation in accordance with the notice provisions of the Stockholders Agreement shall constitute valid delivery for purposes of this Section 10. All consents properly delivered in accordance with this Section 10 shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless (i) within sixty (60) days of the earliest dated consent delivered to the Corporation as required by this Section 10, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded and (ii) at least five (5) business days before the taking of such corporate action (other than any such action for the election of any member(s) of the Board, any such action that is not material to the Corporation and its subsidiaries taken as a whole or any other such action where the Board determines that such prior notice is not practicable under the circumstances), written notice of the receipt of written consents signed by the holders of a sufficient number of shares to take such corporate action is given to all stockholders entitled to vote thereon who have not consented in writing. Prompt notice of the taking of such corporate action without a meeting by less than unanimous written consent shall be given to all stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

Section 11. Action by Facsimile, Email or Other Electronic Transmission Consent. A facsimile, email or other electronic transmission by a stockholder or proxyholder (or by any person authorized to act on such person’s behalf, including pursuant to the Stockholders Agreement) of a proxy or a written consent to an action to be taken (including the delivery of such a document in the .pdf, .tif, .gif, .peg or similar format attached to an email message) shall be deemed to be written, signed, dated and delivered to the Corporation for the purposes of this ARTICLE II; provided that any such facsimile, email or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (or the Corporation is otherwise aware) (A) that the facsimile, email or other electronic transmission was transmitted by the stockholder or proxyholder or by a person authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person transmitted such facsimile, email or other electronic transmission. The date on which such facsimile, email or other electronic transmission is transmitted shall be deemed to be the date on which such consent or proxy was signed. Any such facsimile, email or other electronic transmission of a consent or proxy shall be treated in all respects as an original executed consent or proxy and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of the Board, the President or the Secretary of the Corporation, each stockholder, proxyholder or other authorized person who delivered a consent or proxy by facsimile, email or other electronic transmission shall re-execute the original form thereof and deliver such original to the Corporation at its registered office in the State of Delaware, its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided that no such request shall invalidate, or affect the date of, the proxy or written consent as initially transmitted.

ARTICLE III

DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law, these by-laws or the Certificate of Incorporation required to be exercised or done by the stockholders or are not otherwise restricted by the terms of the Certificate of Incorporation or the Stockholders Agreement. Directors need not be stockholders of the Corporation or residents of the State of Delaware.

Section 2. Number, Election and Term of Office. The number of directors which shall constitute the first Board shall be five (5). Thereafter, the number of directors, other than those who may be elected by the holders of one or more series of Preferred Stock, shall be established from time to time by resolution of the Board in accordance with the Stockholders Agreement. The directors shall be elected in accordance with Section 8 of ARTICLE II at the annual meeting of the stockholders, except as provided in Section 4 of this ARTICLE III or in the Stockholders Agreement. Subject to the provisions of the Stockholders Agreement, no decrease in the number of directors shall shorten the term of any incumbent director, unless such director is otherwise removed from the Board. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as provided herein or in the Stockholders Agreement.

Section 3. Removal and Resignation. Subject to the provisions of the Stockholders Agreement, any director or the entire Board may be removed at any time, with or without cause, by the holders of a majority of the votes represented by the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, the provisions of this Section 3 shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice given in writing or by electronic transmission to the Corporation.

Section 4. Vacancies. Subject to the provisions of the Stockholders Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the vote of the holders of a majority of the votes represented by the shares entitled to vote thereon or by a majority of the members of the board of directors then in office, even though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next election of directors (including by special meeting or written consent), subject to the election and qualification of a successor (including in accordance with the Stockholders Agreement) or until his or her earlier death, resignation or removal as herein provided.

Section 5. Annual Meetings. The annual meeting of each newly elected Board shall be held without notice (other than notice under these by-laws) immediately after, and at the same place, if any, as, the annual meeting of stockholders, unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board.

Section 6. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the Board may be held at such time and at such place, if any, as shall from time to time be determined by resolution of the Board. Special meetings of the Board may be called by or at the request of the Chairman of the Board, the President or any director. Notice of each special meeting shall be given to each director: (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two (2) days before the meeting if such notice is sent by nationally recognized overnight delivery service; and (iii) at least five (5) days before the meeting if such notice is sent through the United States mail. In like manner and on like notice, the Chairman of the Board or the President must call a special meeting on the written request of any director promptly after receipt of such request. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with these by-laws.

Section 7. Quorum, Required Vote and Adjournment. (i) A majority of the total number of directors shall constitute a quorum for the transaction of business (but in any event, not less than one-third of the total number of directors that the Corporation would have if there were no vacancies) and (ii) unless otherwise specified in the Certificate of Incorporation, the Stockholders Agreement, these by-laws or applicable law, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present. Except as otherwise required by the Corporation’s Certificate of Incorporation, each director present at a meeting at which there is a quorum shall be entitled to one vote on each matter presented to the Board for approval.

Section 8. Committees.

(a) The Board may, by resolution passed by a majority of the whole Board, designate one or more other committees of the Board; provided that the membership of each such committee shall be appointed in accordance with these by-laws and the Stockholders Agreement and each such committee, to the extent provided in the resolution of the Board establishing such committee, shall have the right to make recommendations to the Board, and exercise the powers of the Board, in the management of the business and affairs of the Corporation, except as otherwise limited by law, these by-laws, the Certificate of Incorporation and the Stockholders Agreement. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

(b) Subject to the provisions of the Stockholders Agreement, the Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, that the holders of a majority of the shares entitled to appoint any committee member shall have the sole authority to designate an alternate for such committee member. Each committee shall keep regular minutes of its meetings and report the same to the Board when required or requested by any director.

Section 9. Committee Rules. Subject to the Certificate of Incorporation, these by-laws and applicable law, each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee. The presence of a majority of the members of the committee shall be necessary to constitute a quorum.

Section 10. Communications Equipment. Members of the Board or any committee thereof may participate in and act at any meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 10 shall constitute presence in person at the meeting. The Corporation shall make available for each meeting of the Board or any committee thereof a conference telephone or similar equipment such that members of the Board or any committee thereof may participate in such meeting by telephone.

Section 11. Waiver of Notice and Presumption of Assent. Any member of the Board or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 12. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or the Stockholders Agreement, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting and without notice if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any action taken pursuant to such written consent or consents of the members of the Board, or of any committee thereof, as the case may be, shall have the same force and effect as if taken by the Board or committee at a meeting thereof.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation shall be elected by the Board and shall consist of a Chief Executive Officer, President, one or more Vice-Presidents, Secretary, a Treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the Board. The Board may also appoint a Chairman of the Board. Any number of offices may be held by the same person. In its discretion, the Board may choose not to fill any office for any period as it may deem advisable, except that the offices of President and Secretary shall be filled as expeditiously as possible.

Section 2. Election or Appointment and Term of Office. The officers of the Corporation shall be elected or appointed by the Board from time to time in its discretion. Subject to the provisions of the Stockholders Agreement, vacancies may be filled or new offices created and filled at any meeting of the Board. Each officer shall hold office until a successor is duly elected or appointed and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Removal. Any officer or agent may be removed with or without cause, at any time by the Board, but such removal shall be without prejudice to the contract rights, if any, of the person so removed and shall be in compliance with the Stockholders Agreement.

Section 4. Compensation. Subject to the provisions of the Stockholders Agreement, compensation of all officers shall be fixed by the Board or a committee thereof, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 5. The Chairman of the Board. The Chairman of the Board (if there be such an officer appointed, but who shall be the Chief Executive Officer of the Corporation until otherwise appointed by the Board) when present shall preside at all meetings of the stockholders and the Board. The Chairman of the Board shall perform such other duties and have such other powers as the Board shall designate from time to time.

Section 6. The Chief Executive Officer/President. The Chief Executive Officer or President shall be the Chief Executive Officer of the Corporation; shall preside at all meetings of the stockholders and the Board at which he is present and at which the Chairman of the Board is not present; subject to the powers of the Board, shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer or President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation. The Chief Executive Officer or President shall have such other powers and perform such other duties as may be prescribed by the Board or as may be provided in these by-laws.

Section 7. Vice-Presidents. The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board or by the Chief Executive Officer or President, shall, in the absence or disability of the Chief Executive Officer or President, act with all of the powers and be subject to all the restrictions of the President. The Vice-Presidents shall also perform such other duties and have such other powers as the Board, the President or these by-laws may, from time to time, prescribe.

Section 8. The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the Chief Executive Officer or President’s supervision, the Secretary shall give, or cause to be given, all notices required to be given by these by-laws or by applicable law; shall have such powers and perform such duties as the Board, the Chief Executive Officer or President or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board, the Chief Executive Officer or President, or Secretary may, from time to time, prescribe.

Section 9. The Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the corporate funds and securities of the Corporation; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Board or the Chief Executive Officer or President; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the President and the Board, at its regular meeting or when the Board so requires, an account of the Corporation; shall have such powers and perform such duties as the Board, the Chief Executive Officer or President or these by-laws may, from time to time, prescribe. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurers shall perform such other duties and have such other powers as the Board, the Chief Executive Officer or President or Treasurer may, from time to time, prescribe.

Section 10. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by the resolution of the Board.

Section 11. Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 1. Indemnification. The Corporation shall, to the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than were permitted prior thereto), indemnify and upon request advance expenses to any person who is or was threatened to be made a party to any threatened, pending, or completed action, suit, proceeding or claim, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was or agreed to be a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including, without limitation, attorneys’ fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person unless such proceeding, claim or counterclaim was authorized by the Board. Such indemnification and advancement of expenses shall not be exclusive of other indemnification rights arising as a matter of law, under any agreement, vote of directors or stockholders or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Section 1 of this ARTICLE V shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

Section 2. Procedure for Indemnification. Any indemnification provided for under Section 1 of this ARTICLE V or advance of expenses provided for under Section 5 of this ARTICLE V shall be made promptly, and in any event within 30 days, upon the written request of such person. If a determination by the Corporation that such person seeking indemnification is entitled to indemnification pursuant to this ARTICLE V is required, and the Corporation fails to respond within 60 days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation wrongfully denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not properly made within 30 days, the right to indemnification or advances as granted by this ARTICLE V shall be enforceable by such person seeking indemnification in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proof of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. Article Not Exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this ARTICLE V shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-laws, agreement or otherwise.

Section 4. Insurance. The Corporation may and, to the extent required by the Stockholders Agreement, shall, purchase and maintain insurance on behalf of any person who is or was or agreed to be a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, regardless of whether the Corporation would have the power to indemnify him against such liability under the provisions of the DGCL.

Section 5. Expenses. Expenses incurred by any person described in Section 1 of this ARTICLE V in defending a proceeding shall be paid by the Corporation in advance of such proceeding’s final disposition upon receipt of an undertaking by or on behalf of the director or officer or other person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

Section 6. Employees and Agents. Any person serving, or who has served, as a director, officer, trustee or employee of another corporation or of a partnership, joint venture, limited liability company, trust, association, employee benefit plan or other enterprise, at least 50% of whose equity interests, voting securities or assets are owned, directly or indirectly, by the Corporation (a “subsidiary” for these bylaws) shall be conclusively presumed to be, or to have been, serving in such capacity at the request of the Corporation. Persons who are not covered by the foregoing provisions of this ARTICLE V and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, limited liability company, trust, association, employee benefit plan or other enterprise, may be indemnified, and may be advanced expenses, to the extent authorized at any time or from time to time by the Board.

Section 7. Other Persons. In addition to the indemnification rights of directors, officers, employees or agents of the Corporation, the Corporation shall have the power to, in the sole discretion of the Board, indemnify any other person made a party to any action, suit or proceeding who the Corporation may indemnify under Section 145 of the DGCL.

Section 8. Contract Rights. The provisions of this ARTICLE V shall be deemed to be contract rights based upon good and valuable consideration between the Corporation and each director and officer or other person entitled to indemnification who serves in any such capacity at any time while this ARTICLE V and the relevant provisions of the DGCL or other applicable law are in effect, and such person may bring suit as if the provisions of this ARTICLE V were set forth in a separate written contract between such person and the Corporation. Such contract right shall vest for each director and officer or other person entitled to indemnification at the time such person is elected or appointed to such position or is requested to serve in the capacity that entitled such person to indemnification under this ARTICLE V, and no repeal or modification of this ARTICLE V or any such law shall affect any such vested rights or obligations of any current or former director or officer or other person with respect to any state of facts or proceeding regardless of when occurring.

Section 9. Merger or Consolidation. For purposes of this ARTICLE V, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was or agreed to be a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, association, employee benefit plan or other enterprise, shall stand in the same position under this ARTICLE V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 10. Primary Obligation. The Corporation acknowledges that certain indemnified persons may have rights to indemnification, advancement of expenses and/or insurance provided by persons other than the Corporation or its subsidiaries (collectively, the “Outside Indemnitors”). The Corporation hereby agrees (i) that the Corporation (and any of its insurers) is the indemnitor of first resort (i.e., its obligations to such indemnified persons are primary and any obligation of the Outside Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such indemnified persons are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by such indemnified persons and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of these by-laws (or any other agreement between the Corporation and such indemnified persons), without regard to any rights such indemnified persons may have against the respective Outside Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Outside Indemnitors from any and all claims against the Outside Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. No advancement or payment by the Outside Indemnitors on behalf of any such indemnified person with respect to any claim for which such indemnified person has sought indemnification from the Corporation shall affect the foregoing and the Outside Indemnitors shall have a right of contribution and/or be subrogated to the extent of any such advancement or payment to all rights of recovery of such indemnified person against the Corporation. The Outside Indemnitors are express third party beneficiaries of this Section 10.

Section 11. Savings Clause. If this ARTICLE V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification under Section 1 of this ARTICLE V as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification or advancement of expenses is available to such person pursuant to this ARTICLE V to the fullest extent permitted by any applicable portion of this ARTICLE V that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1. Form. Shares of stock of the Corporation need not be certificated. The Corporation may, at its election, issue to any stockholder of record a certificate certifying the number and class of shares owned by such holder in the Corporation, which shall be in such form as shall be prescribed by the Board. Any such certificate shall be signed by, or in the name of, the Corporation by the President or a Vice-President and the Secretary, an Assistant Secretary or the Treasurer of the Corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (2) by a registrar, other than the Corporation or its employee, the signature of any such President, Vice-President, Secretary, Assistant Secretary or Treasurer may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. . Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The Board may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar in connection with the transfer of any class or series of securities of the Corporation.

Section 2. Lost Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, that the Board may fix a new record date for the adjourned meeting.

Section 4. Fixing a Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting of stockholders, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting of stockholders, when no prior action by the Board is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded or by delivery to the corporation in accordance with the notice provisions of the Stockholders Agreement. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting of stockholders shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 5. Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 6. Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered holder as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of a holder. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, regardless of whether it shall have express or other notice thereof.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law and in accordance with the Stockholders Agreement. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board or a duly authorized committee thereof.

Section 3. Contracts. The Board may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 4. Loans. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this Section 4 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

Section 6. Voting Securities Owned By Corporation. Voting securities in any other corporation or other entity held by the Corporation shall be voted as directed by the Chief Executive Officer or President, unless the Board specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 7. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger and a list of its stockholders. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

Section 8. Exclusive Jurisdiction. Unless otherwise waived by resolution of the Board, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation’s certificate of Incorporation or by-laws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, except, as to each of (i) through (iv), for any claim for which the Court of Chancery of the State of Delaware determines there is an indispensable party not subject to its jurisdiction (and such party does not consent to such jurisdiction within ten (10) days of such determination).

Section 9. Section Headings. Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10. Inconsistent Provisions. In the event that any provision of these by-laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII

AMENDMENTS

Subject to the provisions of the Stockholders Agreement and the Plan Warrant Agreement (as defined in the Stockholders Agreement), these by-laws may be amended, altered, or repealed and new by-laws adopted by the Board by a majority vote. The fact that the power to adopt, amend, alter or repeal the by-laws has been conferred upon the Board shall not divest the stockholders of the same powers.

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